Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-220190) and Form S-8 (File No. 333-217049, 333-211560, 333-203574, 333-199961) of Upland Software, Inc. of our report dated June 27, 2017, relating to the consolidated financial statements of Qvidian Corporation and Subsidiary as of and for the year ended December 31, 2016 included in this Current Report on Form 8-K/A.

/s/ Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts
January 26, 2018